SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2010

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 24, 2010, George H. Andrews and Harry H. Sackrider were appointed as directors of Mission Community Bancorp, San Luis Obispo, California, and its wholly-owned subsidiary, Mission Community Bank.  Mr. Andrews was also appointed to serve as a member of the Company’s and Bank’s Audit Committee, where he will act as its Chairman.  Mr. Sackrider was also appointed as a member of the Bank’s Directors’ Loan Committee.

Mr. Andrews was appointed to the Board as a nominee of the principal shareholder of the Bank, Carpenter Fund Manager GP, LLC (the “Manager”), which currently beneficially owns 5,333,334 shares of the Company’s common stock (not including warrants to purchase shares of common stock), or 84.0% of the issued and outstanding shares of the Company.  Pursuant to the terms of a Securities Purchase Agreement dated December 22, 2009, as amended (the “Securities Purchase Agreement”) by and between the Company and the Manager on behalf of and as general partner of each of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P., and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), the Company has agreed to appoint as directors of the Company and Mission Community Bank (the “Bank”), three persons identified by the Manager, and to continue to appoint three persons designated by the Manager for as long as the Investors beneficially own at least 25% or more of the Company’s common stock.   The right to appoint members to the Company’s Board and the Bank’s Board is in addition to and not in lieu of the Manager’s right to appoint one member to the Board of the Company and the Bank pursuant to the terms and conditions of a prior Stock Purchase Agreement dated January 24, 2008 between the Company and the Manager on behalf of the Investors.

Mr. Andrews is the third director to be appointed by the Manager pursuant to the terms of the Securities Purchase Agreement.    Previously, Stephen P. Yost and James W. Lokey were appointed to the Board of the Company by the Manager pursuant to the terms of the Securities Purchase Agreement.

A copy of the press release dated September 27, 2010 with respect to the appointment of Messrs Andrews and Sackrider is included as an Exhibit hereto and incorporated by reference herein.

On September 23, 2010, Karl F. Wittstrom, resigned from the Board of Directors of Mission Community Bancorp and Mission Community Bank for personal reasons.

Item 8.01                                             Other Events

On September 28, 2010 the Board of Directors set a record date for the Company’s pending rights offering of October 8, 2010.  A copy of the press release dated September 28, 2010 with respect to setting the record date for the rights offering is included as an Exhibit hereto and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2010 re appointment of new directors

99.2	Press Release dated September 28, 2010 re setting of record date for rights offering

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2010	MISSION COMMUNITY BANCORP

	By:	/s/ James W. Lokey
James W. Lokey, CEO